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     As filed with the Securities and Exchange Commission on October 7, 1996.

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM S-8
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           PPG INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)

         Pennsylvania                             25-0730780
 (State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)              	Identification No.)

        One PPG Place
 Pittsburgh, Pennsylvania                            15272
 (Address of Principal	                           (Zip Code)
  Executive Offices)

                              PPG INDUSTRIES
                           EMPLOYEE SAVINGS PLAN
                          (Full title of the plan)

               W. H. Hernandez, Senior Vice President, Finance
               One PPG Place, Pittsburgh, Pennsylvania  15272
                   (Name and address of agent for service)

                              (412) 434-2102
        (Telephone number, including area code, of agent for service)
                           ______________________
[CAPTION]
                       CALCULATION OF REGISTRATION FEE

                                       Proposed maxi-  Proposed maxi-  Amount of
Title of securities to  Amount to be   mum offering    mum aggregate   registra-
   be registered         registered    price/share     offering price  tion fee

PPG Industries, Inc.
 Common Stock, par
 value $1.66 2/3 per     10,000,000    $53.8125 (a)   $538,125,000 (a)  $185,560
 share.. . . . . .         shares

[FN]
(In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.)
(a) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of shares of the Common
Stock of PPG Industries, Inc. reported in the consolidated reporting system on October 1, 1996.

The contents of Registration Statement No. 33-58909 on Form S-8 of PPG Industries, Inc. are incorporated in this Registration Statement by reference. In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus used in connection with the securities covered by this Registration Statement on Form S-8 shall also be used in connection with the securities covered by Registration Statement No. 33-58909 on Form S-8 of PPG Industries, Inc.

This is page one of 16 pages.  The Exhibit Index is on page 3.

                               SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, and Commonwealth of Pennsylvania, on the 7th day of October, 1996.

                                         PPG INDUSTRIES, INC.

                                         By /s/ W. H. Hernandez
                                                W. H. Hernandez
                                                Senior Vice President, Finance

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature               Capacity                            Date


/s/ Jerry E. Dempsey     Director and Chairman and     )
    Jerry E. Dempsey     Chief Executive Officer       )
                                                       )
                                                       )
                                                       )
                                                       )
/s/ W. H. Hernandez      Senior Vice President, Finance)
    W. H. Hernandez      (Principal Financial and      )  October 7, 1996
                         Accounting Officer)           )
                                                       )
ERROLL B. DAVIS, JR.,                                  )
MICHELE J. HOOPER,                                     )
ALLEN J. KROWE,                                        )
RAYMOND W. LEBOEUF,                                    )
STEVEN C. MASON, HAROLD A.                             )
MCINNES, ROBERT MEHRABIAN,                             )
VINCENT A. SARNI, DAVID G.                             )
VICE, DAVID R. WHITWAM,                                )
Directors                                              )
                         By /s/ Jerry E. Dempsey       )
                            Attorney-in-fact           )
                            Jerry E. Dempsey           )

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other person who administers the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, and Commonwealth of Pennsylvania, on the 7th day of October, 1996.

                                             PPG INDUSTRIES
                                             EMPLOYEE SAVINGS PLAN

                                             By  /s/ Kerry A. Rowles
                                                 Kerry A. Rowles,
                                                 Administrator of the Plan

                                    - 2 -
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                                EXHIBIT INDEX

     Exhibit                                                   Sequential
       No.                                                      Page No.

        5         Opinion and consent of Guy A. Zoghby,             4
                  Senior Vice President and General Counsel of the Registrant.

      23.1        Consent of Independent Auditors.                  6

      23.2        Consent of Counsel--contained in                  4
                  opinion filed as Exhibit No. 5.

      24          Powers of Attorney.                               7







                                     - 3 -

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